Exhibit 99.1

Press Contact:
Barry Holt
203-517-3110
bholt@informationsg.com

Investor Contact:
Frank Martell
203-517-3104
fmartell@informationsg.com

INFORMATION SERVICES GROUP ANNOUNCES

SECOND QUARTER AND FIRST HALF 2009 FINANCIAL RESULTS

First Half Revenues Totaled $65.8 Million, Down 32% from 2008;

Second Quarter Revenues of $31.5 Million, Down 38%

First Half EBITDA Down 46% to $8.2 Million;

Second Quarter EBITDA of $3.8 Million, down 53%

Diluted First Half and Second Quarter Cash EPS of $0.19 and $0.09, Respectively,

A Reduction of $0.12 and $0.08, Respectively

STAMFORD, Conn., August 3, 2009 — Information Services Group, Inc. (ISG) (NASDAQ: III, IIIIU, IIIIW), an industry-leading, information-based services company, today announced financial results for the second quarter 2009 which ended on June 30, 2009.

Second Quarter 2009 Results

ISG reported total revenues of $31.5 million during second quarter 2009, a decrease of $19.2 million (or 38%) from $50.7 million in the second quarter of 2008.  Reported revenues decreased 33% before the impact of currency translation.  Fee revenues (revenues before client reimbursable expenses) aggregated $29.4 million during the second quarter of 2009, a decrease of 37% year-over-year (down 32% before the impact of currency translation).  Revenues in the Americas decreased 33% for the quarter as current and prospective clients deferred sourcing decisions in the face of the continuing economic downturn.  Revenues from international operations decreased 32% on a constant currency basis from a record performance in second quarter 2008 as clients, particularly in Western Europe, adopted a more cautious approach to implementing sourcing strategies in the face of the downturn.  International revenues in the second quarter of 2009 were down 44% year-on-year including the impact of currency translation.

Information Services Group, Inc.	t: 203 517 3100
Four Stamford Plaza	f: 203 517 3199
107 Elm Street, Stamford, CT 06902	www.informationsg.com

Reported operating income for the three months ended June 30, 2009 totaled $1.4 million compared with $5.6 million during the same 2008 period.  Excluding the impact of year-on-year currency translation on reported revenues and expenses, operating income decreased $3.0 million or 70% from second quarter 2008 levels.  Second quarter 2009 earnings before interest, taxes, depreciation and amortization (EBITDA, a non-GAAP measure) totaled $3.8 million (12.8% of fee revenues), compared with second quarter 2008 EBITDA of $8.1 million (17.4% of fee revenues).  Excluding the impact of currency translation, EBITDA decreased $3.2 million or 46% from second quarter 2008 levels.  Second quarter 2009 operating income and EBITDA include $1.6 million in severance charges offset partially by a $0.6 million gain related to vacation accrual adjustments which have no prior year counterpart.

The declines in operating income and EBITDA reported during the second quarter of 2009 were primarily the result of lower revenue levels in all regions as well as severance charges and unfavorable currency translation.  During the second quarter, direct costs as well as selling and general and administrative expenses were reduced 38% and 29%, respectively as ongoing cost productivity programs partially offset the impact of lower revenues and severance related charges.

Reported fully diluted earnings per share (EPS) for the second quarter 2009 totaled $0.00 versus $0.08 for the same 2008 period.  Fully diluted cash EPS (a non-GAAP measure) for the second quarter of 2009 was $0.09 compared with $0.17 for the second quarter of 2008.  The decrease in diluted cash EPS was principally attributable to lower revenues and severance related charges offset partially by decreased income taxes and lower net interest expense.

First Half 2009 Results

ISG reported revenues of $65.8 million during the first half of 2009, a decrease of $30.4 million or 32% compared with $96.2 million in the first half of 2008.  Excluding the impact of currency translation on reported results, first half 2009 revenues decreased $22.1 million or 26%.  Fee revenues (revenues before client reimbursable expenses) aggregated $61.3 million during the first half of 2009, a decrease of 31% year-over-year including the impact of currency translation (down 25% before the impact of currency translation).  Revenues in the Americas decreased 29% for the first half as current and prospective clients deferred sourcing decisions.  Revenues from international operations decreased 20% on a constant currency basis from a record performance in the first half of 2008 as clients, particularly in Western Europe, adopted a more cautious approach to implementing sourcing strategies in the face of growing macro-economic uncertainties.  International revenues in the first half of 2009 were down 35% year-over-year including the impact of currency translation.

Operating income for the first six months of 2009 was $3.4 million, a $6.0 million or 64% decrease from a first half 2008 total of $9.5 million.  Operating income decreased 57% before the impact of currency translation.  ISG’s first half 2009 EBITDA totaled $8.2 million (13.3% of fee revenues), a decrease of approximately 46% (38% before currency impacts) or $6.9 million from first half 2008 EBITDA of $15.1 million (17.0% of fee revenues).  Decreases in both operating income and EBITDA for the first half of 2009 resulted primarily from lower revenues in the Americas and Western Europe and a foreign currency related gain in the 2008 which had no current year counterpart; partially offset by a 28% reduction in operating costs attributable to the Company’s productivity programs implemented over the past 18 months.  First half 2009 operating income and EBITDA include the impact of $1.7 million in severance charges offset partially by a $0.6 million gain related to vacation accrual adjustments which have no prior year counterpart.

Reported fully diluted EPS for the first half of 2009 totaled $0.02 versus $0.13 for the same 2008 period.  Fully diluted cash EPS for the first half of 2009 was $0.19 compared with $0.31 for the first half of 2008.  The decrease in diluted cash EPS was principally attributable to lower revenues and severance costs offset partially by decreased income taxes and lower net interest expense.

Other Financial and Operating Highlights

Cash and cash equivalents aggregated $45.8 million at June 30, 2009, a decrease of $15.3 million from year end 2008.  The decrease in cash balances from year-end 2008 was principally attributable to the disbursement of 2008 variable incentive plan payments during March 2009, term loan interest and principal payments (including a $12.0 million voluntary principal prepayment during June 2009) as well as capital expenditures and severance payments which more than offset positive operating cash flow.  Total outstanding debt at June 30, 2009 was $81.8 million.

“In the face of the continued downturn in the global economy, ISG remains focused on driving best-in-class cost productivity levels, investing in our future with new product and service offerings, expanding our global presence and pursuing acquisitions to expand capabilities and scale.  Growth in the overall sourcing market remains sluggish in 2009 as clients continue to look for tactical short term cost reductions.  Over the medium to longer term, we feel strongly that sourcing strategies remain a compelling business case with a strong ROI for our clients.  When corporate confidence and decision-making return to historical norms, ISG will be well positioned to support our clients’ efforts to lower their costs and drive business improvements in their key technology and business operations,” said Michael P. Connors, Chairman and CEO of ISG.

Conference Call

ISG has scheduled a conference call at 2:00 p.m. Eastern Standard Time, Tuesday, August 4, 2009, to discuss the Company’s financial results.  The call can be accessed by dialing 1 (888) 318-7452 or for international callers 001 (719) 867-0354.  The access code is 4364880.

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About Information Services Group, Inc.

Information Services Group, Inc. (ISG) was founded in 2006 to build an industry-leading, high-growth, information-based services company by acquiring and growing businesses in advisory, data, business and media information services.  In November 2007, ISG acquired TPI, the largest sourcing advisory firm in the world.  Based in Stamford, Connecticut, ISG has a proven leadership team with global experience in information-based services and a track record of creating significant value for shareowners, clients and employees.  For more, visit www.informationsg.com.

About TPI

TPI, a unit of ISG, is the founder and innovator of the sourcing advisory industry, and the largest sourcing data and advisory firm in the world.  TPI is expert at a broad range of business support functions and related research methodologies. Utilizing deep functional domain expertise and extensive practical experience, TPI’s accomplished industry experts collaborate with organizations to help them advance their business operations through the best combination of business process improvement, shared services, outsourcing and offshoring.  In addition, TPI Momentum, a business unit of TPI, provides information and insights to outsourcing and offshoring service providers to help them provide enhanced services to their sourcing clients. For additional information, visit www.tpi.net.

Non-GAAP Financial Measures

ISG reports all financial information required in accordance with United States generally accepted accounting principles (GAAP).  In this release, ISG has presented both GAAP financial results as well as non-GAAP information for the three and six months ended June 30, 2009 and June 30, 2008.  ISG believes that evaluating its ongoing operating results will be enhanced if it discloses certain non-GAAP information.  These non-GAAP financial measures exclude non-cash and certain other special charges that many investors believe may obscure the user’s overall understanding of ISG’s current financial performance and the Company’s prospects for the future.  ISG believes that these non-GAAP measures provide useful information to investors because they improve the comparability of the financial results between periods and provide for greater transparency of key measures used to evaluate the Company’s performance.

ISG provides EBITDA (defined as net income plus income taxes, net interest income/(expense), depreciation, and amortization of intangible assets resulting from acquisitions) and cash earnings (defined as net income plus amortization of intangible assets and non-cash stock based compensation) and selected financial data on a constant currency basis (using foreign currency exchange rates as of November 30, 2008), which are non-GAAP measures that the Company believes provide useful information to both management and investors by excluding certain expenses and financial implications of foreign currency translations, which management believes are not indicative of ISG’s core operations.  These non-GAAP measures are used by ISG to evaluate the Company’s business strategies and management’s performance.

Non-GAAP financial measures, when presented, are reconciled to the most closely applicable GAAP measure.  Non-GAAP measures are provided as additional information and should not be considered in isolation or as a substitute for results prepared in accordance with GAAP.

Forward-Looking Statements

This communication contains “forward-looking statements” which represent the current expectations and beliefs of management of ISG concerning future events and their potential effects. Statements contained herein including words such as “anticipate,” “believe,” “contemplate,” “plan,” “estimate,” “expect,” “intend,” “will,” “continue,” “should,” “may,” and other similar expressions, are “forward-looking statements” under the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are not guarantees of future results and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated.  Those risks relate to inherent business, economic and competitive uncertainties and contingencies relating to the businesses of ISG and TPI including without limitation: (1) failure to secure new engagements or loss of important clients; (2) ability to hire and retain enough qualified employees to support operations; (3) ability to maintain or increase billing and utilization rates; (4) management of growth; (5) success of expansion internationally; (6) competition; (7) ability to move the product mix into higher margin businesses; (8) general political and social conditions such as war, political unrest and terrorism; (9) healthcare and benefit cost management; (10) ability to protect ISG and TPI’s intellectual property and the intellectual property of others; (11) currency fluctuations and exchange rate adjustments; (12) ability to successfully consummate or integrate strategic acquisitions; (13) financial condition of various clients in the financial, automotive and transportation sectors which account for significant portions of the Company’s revenues and may maintain sizable accounts receivables with the Company; and (14) ability to achieve the cost reduction and productivity improvements contemplated in the previously announced “Value Creation Plan” and in subsequent programs.  Certain of these and other applicable risks, cautionary statements and factors that could cause actual results to differ from ISG’s forward-looking statements are included in ISG’s filings with the U.S. Securities and Exchange Commission (SEC).  ISG undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances.

Information Services Group, Inc.

Condensed Consolidated Statements of Operations

(unaudited)

(in thousands, except per share amounts)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2009	2008	2009	2008

Revenue	$31,518	$50,693	$65,817	$96,247
Operating expenses
Direct costs and expenses for advisors	17,614	28,242	32,479	54,056
Selling, general and administrative	10,106	14,308	25,115	27,548
Depreciation and amortization	2,422	2,591	4,794	5,179
Operating income	1,376	5,552	3,429	9,464
Interest income	52	289	215	656
Interest expense	(1,226)	(1,666)	(2,529)	(3,590)
Foreign currency transaction (loss) gain	(32)	(53)	(44)	408

Income before taxes	170	4,122	1,071	6,938
Income tax provision	(72)	(1,698)	(432)	(2,851)
Net income	98	2,424	639	4,087

Weighted average shares outstanding:
Basic	31,471	31,307	31,445	31,333
Diluted	31,559	31,307	31,512	31,333

Earnings per share:
Basic	$0.00	$0.08	$0.02	$0.13
Diluted	$0.00	$0.08	$0.02	$0.13

EBITDA	$3,766	$8,090	$8,179	$15,051
Less:
Income tax	72	1,698	432	2,851
Interest expense (net of interest income)	1,174	1,377	2,314	2,934
Depreciation and amortization	2,422	2,591	4,794	5,179
Net income	98	2,424	639	4,087
Plus:
Amortization	2,036	2,212	4,072	4,423
Non-cash stock based compensation	617	635	1,310	1,353
Cash earnings	$2,751	$5,271	$6,021	$9,863

Cash earnings per share:
Basic	$0.09	$0.17	$0.19	$0.31
Diluted	$0.09	$0.17	$0.19	$0.31

Information Services Group, Inc.

Selected Financial Data

Constant Currency Comparison

			Three Months Ended			Three Months Ended
	Three Months Ended	Constant currency	June 30, 2009	Three Months Ended	Constant currency	June 30, 2008
	June 30, 2009	impact (1)	Adjusted	June 30, 2008	impact (1)	Adjusted
Revenue	$31,518	$(1,198)	$30,320	$50,693	$(5,258)	$45,435
Operating income	$1,377	$(76)	$1,301	$5,552	$(1,222)	$4,330
EBITDA	$3,767	$(44)	$3,723	$8,090	$(1,169)	$6,921

			Six Months Ended			Six Months Ended
	Six Months Ended	Constant currency	June 30, 2009	Six Months Ended	Constant currency	June 30, 2008
	June 30, 2009	impact (1)	Adjusted	June 30, 2008	impact (1)	Adjusted
Revenue	$65,817	$(1,427)	$64,390	$96,247	$(9,733)	$86,514
Operating income	$3,430	$(65)	$3,365	$9,464	$(1,696)	$7,768
EBITDA	$8,180	$3	$8,183	$15,051	$(1,800)	$13,251

(1) Using foreign currency rates as of 11/30/2008